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                                                                    Exhibit 23.2


                         [SEWARD AND MONDE LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this proxy statement/prospectus filed with the Securities and Exchange Commission of our report, dated January 20, 1997 on our audits of the statements of condition of Branford Savings Bank as of December 31, 1996 and 1995, and the statements of income, changes in stockholders' equity and cash flows for each of three years in the period ended December 31, 1996, which report is included in the Bank's Annual Report on Form F-2. We also consent to the reference to our firm under the caption "Experts".



                                        /s/  Seward and Monde
                                        -------------------------------
                                             Seward and Monde

North Haven, Connecticut
October 16, 1997